                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO.                 )

     Filed by the Registrant  [X]
     Filed by a party other than the Registrant [_]

     Check the appropriate box:
[_]  Preliminary Proxy Statement                    [_] Confidential, For Use of the Commission
[X]  Definitive Proxy Statement                         Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Quality Semiconductor, Inc.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ______________________________________________________________________

     (2)  Aggregate number of securities to which transactions applies:
          ______________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:
          ______________________________________________________________________

     (5)  Total fee paid:
          ______________________________________________________________________

[_]  Fee paid previously with preliminary materials:
     ___________________________________________________________________________

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
          ______________________________________________________________________

     (2)  Form, Schedule or Registration Statement no.:
          ______________________________________________________________________

     (3)  Filing Party:
          ______________________________________________________________________

     (4)  Date Filed:
          ______________________________________________________________________

                          QUALITY SEMICONDUCTOR, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held February 27, 1998

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of QUALITY SEMICONDUCTOR, INC. (the "Company") will be held on February 27, 1998, at 12:15 p.m., local time, at the Company's principal executive offices, located at 851 Martin Avenue, Santa Clara, California 95050 for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected and qualified;

     2. To approve and ratify an amendment to the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 340,000 shares to an aggregate total of up to 1,315,000 shares;

     3. To approve and ratify an amendment to the Company's 1993 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 100,000 shares to an aggregate total of 300,000 shares.

     4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors of the Company for the fiscal year ending September 27, 1998; and

     5. To transact such other business as may properly come before the meeting or any postponement or adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on December 29, 1997 ("Record Date") are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder returned a Proxy.

                                    FOR THE BOARD OF DIRECTORS

                                    /s/ Richard A. Bottomley
                                    ______________________________
                                    Richard A. Bottomley
                                    Acting Chief Financial Officer

Santa Clara, California
January 23, 1998

                                   IMPORTANT
                                   ---------

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

                          QUALITY SEMICONDUCTOR, INC.
                                 ______________

                                PROXY STATEMENT


                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Quality Semiconductor, Inc. (the "Company"), for use at the Annual Meeting of Shareholders to be held on February 27, 1998, at 12:15 p.m., local time, or at any postponement or adjournment(s) thereof, for the purposes set forth herein and in an accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices, located at 851 Martin Avenue, Santa Clara, California 95050. The Company's telephone number at that location is (408) 450-8000.

     These proxy solicitation materials were mailed to shareholders on or about January 23, 1998. The cost of soliciting these proxies will be borne by the Company.

     The Company will provide a copy of the Company's Annual Report on Form 10-K for the year ended September 28, 1997, including financial statements and financial statement schedules (but not exhibits), without charge to each shareholder upon written request to Richard A. Bottomley, Acting Chief Financial Officer, Quality Semiconductor, Inc., 851 Martin Avenue, Santa Clara, CA 95050 (telephone number: (408) 450-8000). Exhibits to the Annual Report may be obtained on written request to Mr. Bottomley and payment of the Company's reasonable expenses in furnishing such exhibits.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either (i) by delivering to the Company (Attention: Richard A. Bottomley) a written notice of revocation or a duly executed proxy bearing a later date or (ii) by attending the meeting of shareholders and voting in person.

VOTING

     Generally, each share of Common Stock entitles its holder to one vote on matters to be acted upon at the meeting, including the election of directors. However, if, prior to the voting to elect directors, any shareholder gives notice at the meeting of his or her intention to cumulate his or her votes, and if the names of the candidate or candidates for whom that shareholder intends to vote have been placed in nomination prior to the voting, then all shareholders may cumulate their votes for candidates in nomination. This means that each shareholder may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she holds, or such shareholder may distribute that total number of votes among as many candidates as he or she thinks fit. On all matters except the election of directors, each share carries one vote. The six directors receiving the highest number of votes will be elected.

RECORD DATE AND SHARE OWNERSHIP

     Only shareholders of record at the close of business on December 29, 1997 are entitled to notice of and to vote at the meeting. At the record date, 7,373,081 shares of the Company's Common Stock were issued and outstanding.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting with respect to such matter.

     While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.

     Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal.


                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

NOMINEES

     A board of six directors is to be elected at the Annual Meeting. Management has nominated the six current members of the Board of Directors to be re-elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, regardless of whether any other names are placed in nomination by anyone other than one of the proxy holders. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his or her successor has been elected and qualified.

     The names of the nominees, their ages as of February 1, 1998, and certain other information about them are set forth below:

                                                                                                      Director
Name of Nominee                      Age                      Principal Occupation                      Since
----------------------------       -------       ----------------------------------------------       ---------
Chun P. Chiu                            56       Chairman of the Board of Directors and Chief              1988
                                                   Technical Officer
R. Paul Gupta                           59       President and Chief Executive Officer                     1995
Andrew J. S. Kang                       47       Managing Director of Technology Associates                1992
                                                   Management Co., Ltd.

Robert L. Puette                        55       President of Centigram Communications                     1992
                                                   Corporation
Masaharu Shinya                         54       President of Kanematsu Semiconductor                      1988
                                                   Corporation
David D. Tsang                          55       President and Chief Executive Officer of Oak              1996
                                                   Technology, Inc.

     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years.

     Mr. Chiu, one of the Company's founders, has served as the Company's Chairman of the Board since its inception in 1988, Chief Executive Officer from inception until March 1996 and President from inception until June 1994. In March of 1996 he became the company's Chief Technical Officer. In 1980, Mr. Chiu co-founded Integrated Device Technology, Inc. ("IDT"), a semiconductor manufacturer, and served in various management positions at IDT through 1988. Mr. Chiu also has served as a director of privately owned company, Capella Micro System, since December, 1996. Mr. Chiu holds an MSEE degree from Oregon State University and a BSEE degree from Waseda University, Tokyo, Japan.

     Mr. Gupta has served as the Company's President and Chief Executive Officer since March 1996, Chief Operating Officer from February 1993 to March 1996 and as a director of the Company since August 1995. He served as Vice President of Operations from August 1992 until June 1994. Since May, 1995, Mr. Gupta has served as a director of YieldUP International Corp. He also serves as a director of Innovision Lab, a privately held company. From 1988 to 1992, Mr. Gupta served as president of Blackship Computers, a systems integration company. Mr. Gupta holds a BSEE degree from California State University-San Luis Obispo.

     Mr. Kang has served as a director of the Company since 1992. In 1990, Mr. Kang founded Technology Associates Corp., a Taiwanese venture capital company, and was its president until October 1997. Since October 1997, Mr. Kang has been the Managing Director of Technology Associates Management Co., Ltd., which manages Techgains venture fund. Mr. Kang also is serving as the president of Natural Polymer International Corp., a Dallas based biodegradable material research manufacturing company. Mr. Kang holds a MA degree from Soochow University, Taiwan, and MSM from ADL Management Education Institute, Cambridge, MA.

     Mr. Puette has served as a director of the Company since 1992. Mr. Puette is the president and chief executive officer of Centigram Communications Corp., a communications solution company since October 1997. He was the chairman, president and chief executive officer of NetFRAME Systems, Inc., a computer company, from 1995 to 1997. From 1990 to 1993, Mr. Puette served as president of Apple USA, a computer manufacturer. Mr. Puette also serves as a director of Cisco Systems, Inc., a networking company. Mr. Puette holds a BSEE degree from Northwestern University and a MSOR degree from Stanford University.

     Mr. Shinya has served as a director of the Company since its inception in 1988. Mr. Shinya has served as president of Kanematsu Semiconductor Corporation, a distributor of electronics products in Tokyo, Japan, since 1990. Kanematsu Semiconductor Corporation is a subsidiary of Kanematsu Corporation, a Japanese trading house. Mr. Shinya also serves on the board of directors of several privately held companies.

     Mr. Tsang has been president and chief executive officer of Oak Technology, Inc. ("Oak") since he founded the company in July 1987 and a director of Oak since October 1987. He has also served as chairman of the board of directors of Oak since January 1991. Mr. Tsang has also held the position of chief financial officer and secretary of Oak. Since January 1997, he has also been a director of ASE Test Ltd. Mr. Tsang holds a BSEE degree in electrical engineering from Brigham Young University and an MS degree in electrical engineering from the University of Santa Clara.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of nine meetings during the fiscal year ended September 28, 1997. The Board of Directors has an Audit Committee, a Compensation Committee, and a Stock Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee of the Board of Directors currently consists of directors Kang and Puette, and held four meetings during the last fiscal year. The Audit Committee recommends engagement of the Company's independent auditors, reviews the scope of the audit, considers comments made by the independent auditors with respect to the Company's internal control structure, including systems, procedures and internal accounting controls and the consideration given thereto by management, and reviews the Company's system of internal controls, including systems, procedures and internal accounting controls, with the Company's financial and accounting staff.

     The Compensation Committee of the Board of Directors currently consists of directors Puette and Tsang and held one meeting during the last fiscal year. The Compensation Committee, in conjunction with the Board of Directors, establishes salaries, incentives and other forms of compensation for directors, officers and other employees.

     The Stock Compensation Committee currently consists of directors Kang and Puette, and held five meetings during the last fiscal year. The Stock Compensation Committee administers the various incentive compensation and benefit plans (including the Company's stock purchase and stock option plans) and recommends policies relating to such plans.

     None of the incumbent directors attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he serves held during the fiscal year ended September 28, 1997, except for Mr. Kang, who attended twelve of the eighteen meetings held during the same period.

DIRECTOR COMPENSATION

     Each non-employee director of the Company receives a fee of $500 ($1000 if traveling from outside California and $2,000 if traveling from outside from the United States) for each meeting of the Board of Directors or Board committees attended by such director, and is reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and committees. During the fiscal year ended September 28,1997, Messrs. Kang, Puette, Shinya, and Tsang received aggregate fees of $10,250, $12,000, $8,500, and $3,250 respectively, for their services as directors. In addition, Mr. Puette received aggregate fees of $10,000 for consulting services performed during the fiscal year 1997.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR all of the nominees listed above.


            PROPOSAL NO. 2: AMENDMENT TO THE 1995 STOCK OPTION PLAN

     At the Annual Meeting, the Company's shareholders are being asked to approve an amendment to the Company's 1995 Stock Option Plan (the "1995 Option Plan") to increase the number of shares available for issuance thereunder by 340,000 shares to an aggregate total of up to 1,315,000 shares. The following is a summary of principal features of the 1995 Option Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1995 Option Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Vice President of Finance at the Company's principal offices in Santa Clara, California.

GENERAL

     The 1995 Option Plan was adopted by the Board in November 1995 to replace the 1989 Stock Option Plan (the "1989 Option Plan"). The Board initially reserved 275,000 shares of Common Stock for issuance under the 1995 Option Plan. The 1995 Option Plan was approved by the Company's shareholders at the Company's 1996 Annual Meeting of Shareholders held in February 1996.

     As of December 31, 1997, there were 131 participants in the 1995 Option Plan, and options to purchase an aggregate of 639,752 shares of Common Stock (net of options canceled) had been granted pursuant to the 1995 Option Plan, options to purchase 68,870 shares had been exercised, options to purchase 570,882 shares remained outstanding at weighted average exercise price of $6.93 per share, and 335,248 shares remained available for future grant (not including the additional 340,000 shares reserved by the Board of Directors for which shareholder approval is being requested). As of December 31, 1997, the market value of all shares of Common Stock subject to outstanding options under the 1995 Option Plan was $2,212,168 based upon the closing sale price of $3.875 for the Company's Common Stock as reported on the Nasdaq Stock Market on such date. Shares not purchased under an option prior to its expiration will be available for future option grants under the 1995 Option Plan.

     In February 1996, the Board of Directors approved an amendment to the 1995 Option Plan to increase the number of shares available for issuance thereunder by up to 200,000 through the repurchase of the Common Stock of the Company in the open market. As of December 31, 1997, 197,500 shares of Common Stock had been repurchased pursuant to this authorization. In January, 1997, the Board of Directors approved an amendment to the 1995 Option Plan to increase the number of shares reserved for issuance thereunder by an additional 500,000 shares to an aggregate of up to 975,000 shares. These amendments were approved by the shareholders on February 27, 1997. In November 1997, the Board of Directors approved an amendment to the 1995 Option Plan to increase the number of shares reserved for issuance thereunder by 340,000 shares to an aggregate total of up to 1,315,000 shares. The Board believes that, in order to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company's business, it is necessary to grant options to purchase Common Stock to the Company's employees and consultants at an exercise price equal, at least, to the market price of the Company Common Stock on the date of the grant. Currently, only approximately 79,018 shares remain available for issuance pursuant to the Company's 1989 Option Plan and 335,248 shares remain available for issuance pursuant to the Company's 1995 Option Plan. Accordingly, shareholders are being asked to approve at the Annual Meeting the amendment to the 1995 Option Plan as approved by the Board of Directors.

     Options granted under the 1995 Option Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options at the discretion of the Board of Directors and as reflected in the terms of the written option agreement. In February 1996, the Board of Directors approved an amendment to the Company's 1995 Option Plan to require that all nonstatutory options granted under the 1995 Option Plan must equal at least 100% of the fair market value of the Common Stock of the Company on the date of the grant. This amendment was approved by the shareholders on February 27, 1997. However, to the extent an optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (under all plans of the Company and determined for each share as of the date the option to purchase the share was granted) in excess of $100,000, any such excess options shall be treated as nonstatutory stock options. The 1995 Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     During the fiscal year ended September 28, 1997, (i) options to purchase 140,000 shares of Common Stock were granted pursuant to the 1995 Option Plan to all executive officers, who were executive officers on September 28, 1997, (ii) no options were granted pursuant to the 1995 Stock Option Plan to all current directors who are not executive officers and, (iii) options to purchase 163,380 shares of Common Stock (net of options canceled) were granted pursuant to the 1995 Option Plan to all employees, excluding executive officers. The actual benefits, if any, to the holders of stock options issued under the 1995 Option Plan are not determinable prior to exercise as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of a holder's stock option, as set forth below. For reference purposes, however, grant information with respect to options to purchase Common Stock of the Company granted in the fiscal year ended September 28, 1997 under the Company's 1995 Option Plan to the Named Executive Officers, as a group is set forth under "Executive Compensation Stock Option/SAR Grants in Fiscal Year 1997."

PURPOSE

     The purposes of the 1995 Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

ADMINISTRATION

     The 1995 Option Plan may be administered by the Board of Directors or by a committee (or subcommittee in certain instances) of the Board of Directors (the "Administrator"). The 1995 Option Plan is currently being administered by the Stock Compensation Committee of the Board of Directors. The Stock Compensation Committee, which meets the definition of "outside directors" under Code Section 162(m) and "non-employee directors" under Section 16 of the Exchange Act, has the exclusive authority to grant stock options and purchase rights and otherwise administer the 1995 Option Plan with respect to "covered employees" described in Code Section 162(m) (generally the Company's highest paid executive officers). Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 1995 Option Plan. All questions of interpretation of the 1995 Option Plan are determined by the Administrator, and its decisions are final and binding upon all participants.

ELIGIBILITY

     The 1995 Option Plan provides that either incentive stock options or nonstatutory options may be granted to employees (including officers and directors who are also employees) of the Company or any subsidiary. In addition, the 1995 Option Plan provides that nonstatutory options may be granted to consultants of the Company or any of its subsidiaries. The Administrator selects the optionees and determines the number of shares to be subject to each option. The 1995 Option Plan provides that the maximum number of shares of Common Stock which may be granted under options to any one employee during any fiscal year shall be 275,000, subject to adjustment as provided in the 1995 Option Plan.

TERMS OF OPTIONS

     Each option is evidenced by a stock option agreement between the Company and the optionee. Each option is subject to the following additional terms and conditions:

     (a) Exercise of the Option. The Administrator determines when options may be exercised. An option is exercised by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and by tendering payment of the purchase price. The purchase price of the shares purchased upon exercise of an option shall be paid in consideration of such form as is determined by the Administrator and specified in the option agreement, and such form of consideration may vary for each option.

     (b) Exercise Price. The exercise price of all incentive stock options and non statutory stock options granted under the 1995 Option Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. The exercise price of any option granted to an employee who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company must equal at least 110% of the fair market value of the Common Stock on the date of grant. The fair market value per share is equal to the closing price of the Company's Common Stock on the Nasdaq National Market on the date of grant.

     (c) Termination of Employment. If the optionee's employment or consulting relationship terminates for any reason other than disability or death, options under the 1995 Option Plan may be exercised not later than thirty days (or such other period of time not exceeding the date of expiration of the term of such option as set forth in the written option agreement) after such termination and may be exercised only to the extent the option was exercisable on the date of termination. In no event may an option be exercised by any person after the expiration of its term.

     (d) Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his total and permanent disability, options may be exercised within six months of termination (or such other period of time not exceeding the date of expiration of the term of such option as set forth in the written option agreement) and may be exercised only to the extent the option was exercisable on the date of termination. In no event may an option be exercised after the expiration of its term.

     (e) Death. If an optionee should die while employed or retained by the Company, options may be exercised within six months after the date of death (or such other period of time not exceeding the date of expiration of the term of such option as set forth in the written option agreement) and may be exercised only to the extent the optionee was entitled to exercise the option at the date of death. In no event may an option be exercised after the expiration of its term.

     (f) Termination of Options. The 1995 Option Plan provides that options granted have the term provided in the option agreement. In general, these agreements currently provide for a term of ten years. Incentive stock options granted to an optionee who, immediately before the grant of such option, owned more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, may not in any case have a term of more than five years. No option may be exercised by any person after its expiration.

     (g) Option Not Transferable. An option is nontransferable by the optionee other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death.

     (h) Acceleration of Options. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, options granted under the 1995 Option Plan shall be assumed or an equivalent option shall be substituted by the successor corporation, unless the Administrator determines, in lieu of such assumption or substitution, that the optionee shall have the right to exercise the option, including shares as to which the option would not otherwise be exercisable. If the Administrator makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator will notify the optionee that the option will be exercisable for a period of fifteen
(15) days from the date of the notice, and the option will terminate upon the expiration of such period.

     (i) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1995 Option Plan as may be determined by the Administrator or its committee.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event any change, such as a stock split, reverse stock split, stock dividend, combination or reclassification, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding option, the number of shares subject to each option, the annual limitation on grants to employees, as well as the number of shares available for issuance under the 1995 Option Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise provided by the Administrator.

AMENDMENT AND TERMINATION

     The Board of Directors may amend the 1995 Option Plan at any time or from time to time or may terminate it without approval of the shareholders; provided, however, that shareholder approval is required for any amendment to the 1995 Option Plan that increases the number of shares subject to the 1995 Option Plan, changes the designation of the class of persons eligible to be granted options, changes the limitation on grants to employees or results in a change which would require shareholder approval to qualify options granted hereunder as performance-based compensation under Section 162(m) of the Code, or results in any revision or amendment requiring shareholder approval in order to preserve the qualification of the Plan under Rule 16b-3. No action by the Board of Directors or shareholders may alter or impair any option previously granted under the 1995 Option Plan. The 1995 Option Plan terminates in November 2005 (unless terminated at an earlier date by the Board of Directors), provided that any options then outstanding under the 1995 Option Plan remain outstanding until they expire by their terms.

FEDERAL INCOME TAX ASPECTS OF THE 1995 OPTION PLAN

     The following is a brief summary of the federal income tax consequences of transactions under the 1995 Option Plan based on federal income tax laws in effect on the Record Date. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular optionee based on his or her specific circumstances. The summary addresses only current federal income tax law and expressly does not discuss the income tax law of any state, municipality or non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax law. The Company advises all optionees to consult their own tax advisors concerning tax implications of option grants and exercises and the disposition of stock acquired upon such exercises under the 1995 Option Plan.

     There are no federal income tax consequences to the optionee or the Company upon the grant of an option. Generally, there are no federal income tax consequences to the optionee or the Company upon the exercise of an ISO (except that the alternative minimum tax may apply). Upon exercise of an NSO, the optionee normally will recognize taxable ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Optionees who are employees generally may elect to satisfy the withholding tax obligation by payment of the taxes in cash or out of the current earnings paid to the optionee.

     If an optionee holds the stock acquired upon exercise of an ISO for at least two years from the date on which the option is granted and at least one year from the date of exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Upon disposition of the stock acquired upon exercise of an NSO, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term, depending on whether the stock was held for more than one year.

REQUIRED VOTE

     The approval of the amendment to the 1995 Option Plan to increase the number of shares reserved for issuance thereunder by 340,000 shares requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the approval of the amendments to the 1995 Option Plan as described in this proposal No. 2.


                          PROPOSAL NO. 3: AMENDMENT TO
                     THE 1993 EMPLOYEE STOCK PURCHASE PLAN

     At the Annual Meeting, the Company's shareholders are being asked to approve amendments to the Company's 1993 Employee Stock Purchase Plan (the "1993 Purchase Plan") to increase the number of shares available for issuance thereunder by 100,000 shares to an aggregate total of 300,000 shares. The following is a summary of principal features of the 1993 Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1993 Purchase Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Vice President of Finance at the Company's principal offices in Santa Clara, California.

GENERAL

     The 1993 Purchase Plan was adopted by the Board of Directors in December 1993 and approved by the shareholders in January 1994. A total of 200,000 shares of Common Stock have been reserved for issuance under the plan.

     The 1993 Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The 1993 Purchase Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     As of December 31, 1997, there were fifty-five participants in the 1993 Purchase Plan, and only approximately 24,104 shares were available for issuance pursuant to the Company's 1993 Purchase Plan. Accordingly, shareholders are being asked to approve at the annual meeting the amendments to the 1993 Purchase Plan as approved by the Board of Directors.

PURPOSE

     The primary purpose of the 1993 Purchase Plan is to attract and retain the best available personnel for the Company in order to promote the success of the Company's business.

ADMINISTRATION

     The 1993 Purchase Plan may be administered by the Board of Directors or a committee of members of the Board appointed by the Board (the "Administrator"). The 1993 Purchase Plan is currently being administered by the Stock Compensation Committee of the Board of Directors. All questions of interpretation of the 1993 Purchase Plan are determined by the Administrator, and its decisions are final and binding upon all participants. Members of the Board of Directors who are eligible employees are permitted to participate in the 1993 Purchase Plan, provided that any such eligible member may not vote on any matter affecting the administration of the 1993 Purchase Plan or the grant of any option pursuant to it, or serve on a committee appointed to administer the 1993 Purchase Plan. No charges for administrative or other costs will be made against the payroll deductions of a participant in the 1993 Purchase Plan. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 1993 Purchase Plan.

ELIGIBILITY

     Any person who is employed by the Company (or by any subsidiary designated by the Board of Directors) as of the offering date and completes a subscription agreement on the form provided by the Company is eligible to participate in the 1993 Purchase Plan. A person is "employed" for this purpose if he or she is then customarily employed for at least 20 hours per week and more than five months per year.

OFFERING DATES

     The 1993 Purchase Plan is implemented by two offerings, each for a six-month period. The offering periods commence on or about January 1 and July 1 of each year, except that the initial offering period commenced in November 1994. The Board of Directors may alter the duration of the offering periods without shareholder approval if such change is announced at least 15 days prior to the scheduled beginning of the first offering period to be affected.

TERMS OF OPTIONS

     (a) Participation in the Plan. Eligible employees become participants in the 1993 Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date, unless a later time for filing the subscription agreement has been set by the Board of Directors for all eligible employees with respect to a given offering. A person who becomes employed after the commencement of an offering period may not participate in the 1993 Purchase Plan until the commencement of the next full fiscal quarter within such offering period, if any.

     (b) Purchase Price. The purchase price per share at which shares are sold under the 1993 Purchase Plan is the lower of 85% of the fair market value of the Common Stock on the date of commencement of the offering period or 85% of the fair market value of the Common Stock on the last day of the offering period. The fair market value of the Common Stock on a given date is generally the closing sales price on the Nasdaq National Market as of such date.

     (c) Payment of Purchase Price; Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not be less than 1% and may not be more than 10% of a participant's eligible compensation. A participant may discontinue or decrease his or her participation in the 1993 Purchase Plan once during any offering period but may not increase the rate of payroll deductions at any time during the offering period.

     All payroll deductions are credited to the participant's account under the 1993 Purchase Plan and are deposited with the general funds of the Company. All payroll deductions received or held by the

Company may be used by the Company for any corporate purpose. No interest accrues on the payroll deductions of a participant in the Plan.

     (d) Purchase of Stock; Exercise of Option. By executing a subscription agreement to participate in the 1993 Purchase Plan, the participant is entitled to have shares placed under option. The maximum number of shares placed under option to a participant in an offering is that number determined by dividing the amount of the participant's total payroll deductions to be accumulated during the offering period by the lower of (i) 85% of the fair market value of the Common Stock at the beginning of the offering period, or (ii) 85% of the fair market value of the Common Stock at the end of the offering period, provided that the number of shares placed under option may not exceed the number of shares determined by dividing $12,500 by the fair market value of a share of the Company's Common Stock at the beginning of the offering period. Unless the participant's participation is discontinued, each participant's option for the purchase of shares will be exercised automatically at the end of the offering period at the applicable price. Participants pay no commissions on Common Stock purchased under the 1993 Purchase Plan. However, if a participant decides to sell the Common Stock, the participant can expect to be charged a fee or commission if he or she uses an agent, such as a stock broker.

     However, no participant is permitted to subscribe for shares under the 1993 Purchase Plan if immediately after the grant of the option the participant would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the voting power or value of all classes of stock of the Company or of any of its subsidiaries (including stock which may be purchased under the 1993 Purchase Plan) nor is any participant granted an option which would permit the participant to buy pursuant to the 1993 Purchase Plan more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year. Furthermore, if the number of shares which would otherwise be placed under option at the beginning of an offering period exceeds the number of shares then available under the 1993 Purchase Plan, a pro rata allocation of the available shares is made in as equitable a manner as is practicable.

     (e) Withdrawal. While each participant in the 1993 Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, the participant's interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the 1993 Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period.

     Any withdrawal by the participant of accumulated payroll deductions for a given offering automatically terminates the participant's interest in that offering. In effect, the participant is given an option which may or may not be exercised during the six-month offering period. By executing the subscription agreement, the participant is not obligated to make the stock purchase; rather the subscription agreement is merely an election by the participant to place shares under option. Unless the participant's participation is discontinued, the option for the purchase of shares will be exercised automatically at the end of the offering period, and the maximum number of full shares purchasable with such participant's accumulated payroll deductions will be purchased for the participant at the applicable price.

     In the event that a participant fails to remain in the continuous employment of the Company, such participant will be deemed to have elected to withdraw from the 1993 Purchase Plan and the payroll deductions credited to such participant's account will be returned to such participant.

     A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Plan.

     (f) Termination of Employment. Termination of a participant's employment for any reason, including retirement or death, prior to the termination of the offering period cancels his or her participation in the 1993 Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant, or in the case of death, to the person or persons entitled thereto as specified in the participant's subscription agreement.

     (g) Nontransferability. No rights or accumulated payroll deductions of a participant under the 1993 Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the 1993 Purchase Plan.

     (h) Capital Changes/Acceleration of Option. In the event any change, such as a stock split or stock dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made in the shares subject to purchase and in the purchase price per share, as well as in the number of shares available for issuance under the 1993 Purchase Plan.

     In the event of the proposed dissolution or liquidation of the Company, the current offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the 1993 Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new exercise date.

     (i) Reports. Individual accounts will be maintained for each participant in the Plan. Each participant will receive after the end of the six-month offering period a report of such participant's account setting forth the total amount of payroll deductions accumulated, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

AMENDMENT AND TERMINATION OF THE 1993 PURCHASE PLAN

     The Board of Directors may at any time amend or terminate the 1993 Purchase Plan, but no amendment or termination is allowed if it would impair the rights of any participant under any grant previously made, without his or her consent. In addition, the Company must obtain shareholder approval of any amendment to the 1993 Purchase Plan in such a manner and to the extent necessary to comply with Rule 16b-3 under the Exchange Act and/or Section 423 of the Code (or any other applicable law or regulation). If not earlier terminated, the 1993 Purchase Plan will continue in effect until 2013.

FEDERAL INCOME TAX ASPECTS OF THE 1993 PURCHASE PLAN

     The following is a brief summary of the effect of federal income taxation upon the participants and the Company with respect to the purchase of shares under the 1993 Purchase Plan. This summary does not purport to be complete and does not address the federal income tax consequences to taxpayers with special tax status. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside, and does not discuss estate, gift or other tax consequences other than income tax consequences. The Company advises each participant to consult his or her own tax advisor regarding the tax consequences of participation in the 1993 Purchase Plan and for reference to applicable provisions of the Code.

     The 1993 Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be recognized by a participant prior to disposition of shares acquired under the 1993 Purchase Plan.

     If the shares are sold or otherwise disposed of (including by way of gift) more than two years after the first day of the offering period during which shares were purchased (the "Offering Date"), a participant will recognize as ordinary income at the time of such disposition the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold for a sale price less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

     If the shares are sold or otherwise disposed of (including by way of gift) before the expiration of the two-year holding period described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made. The balance of any gain or loss will be treated as capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held more than one year.

     In the case of a participant who is subject to Section 16(b) of the Exchange Act, the purchase date for purposes of calculating such participant's compensation income and beginning of the capital gain holding period may be deferred for up to six months under certain circumstances. Such individuals should consult with their personal tax advisors prior to buying or selling shares under the 1993 Purchase Plan.

     The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

     The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the two-year holding period described above.

RESTRICTIONS ON RESALE

     Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act. The Common Stock acquired under the 1993 Purchase Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

DESCRIPTION OF CAPITAL STOCK

     The securities to be purchased under the 1993 Purchase Plan are shares of Common Stock, $.001 par value, of the Company. The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior rights of Preferred Stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights but is entitled to certain subscription rights pursuant to the Preferred Shares Rights Plan (the "Rights Plan"), adopted by the Board of Directors in July 1997. There are no redemption or sinking fund provisions available to the Common Stock. The Company has adopted provisions in its Restated Articles of Incorporation and Bylaws to eliminate the ability of shareholders to take actions by written consent. These provisions and the Rights Plan may have the effect of discouraging, delaying or preventing a change in control of the Company.

     The Company has 1,000,000 authorized shares of "blank check" Preferred Stock that may be issued with such designations, rights and preferences as may be determined from time to time by the Board of Directors, without any further vote or action by the shareholders. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company, thereby delaying, deferring or preventing a change in control of the Company. Furthermore, such Preferred Stock may have other rights, including economic rights, senior to the Common Stock, and as a result, the issuance of such Preferred Stock could have a material adverse effect on the market value of the Common Stock. Although the Company has no present intention to issue any additional shares of its Preferred Stock, there can be no assurance that the Company will not do so in the future.

REQUIRED VOTE

     The approval of the amendments to the 1993 Purchase Plan to increase the number of shares reserved for issuance thereunder by 100,000 shares requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the approval of the amendments to the 1993 Purchase Plan as described in this Proposal No. 3.


                      PROPOSAL NO. 4: APPROVAL OF AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending September 27, 1998. In the event the shareholders do not ratify such appointment, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.

REQUIRED VOTE

     The ratification of the appointment of Ernst & Young LLP as the Company's independent auditors requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR ratification of the approval of Ernst & Young LLP as the Company's independent auditors for the year ending September 27, 1998.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of December 11, 1997 as to (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's directors serving as of September 28,1997,
(iii) each of the executive officers named in the Summary Compensation Table beginning on page 19, and (iv) all directors and executive officers as a group.


               5% SHAREHOLDERS, DIRECTORS,                               SHARES BENEFICIALLY OWNED(1)
                NAMED EXECUTIVE OFFICERS,                       --------------------------------------------
     AND DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP                  NUMBER                   PERCENT(2)
---------------------------------------------------------       ------------------         -----------------
FMR Corp.; Edward C. Johnson III; Abigail P. Johnson;              439,800 (4)                     5.94%
 and Fidelity Management and Research Company (3)

Chun P. Chiu, Chairman of the Board & Chief Technical              350,444 (5)                     4.70%
 Officer

R. Paul Gupta, Director, President & Chief Executive               209,011 (6)                     2.77%
 Officer

Masaharu Shinya, Director                                           65,833 (7)                     *

Andrew J. S. Kang, Director                                        248,917 (8)                     3.36%

Robert L. Puette, Director                                           2,500 (9)                     *

David D. Tsang, Director                                             2,500 (10)                    *

Edward J. Bradley, Jr., Vice President of Manufacturing              5,849 (11)                    *

Albert R. Enamait, Vice President of Sales and Marketing             7,500 (12)                    *

Richard A. Bottomley, Acting Chief Financial Officer                 1,565 (13)                    *

All current officers and directors as a group                      894,119 (14)                   11.70%
(9 persons)

______________
*Less than 1%

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(2) As of December 11, 1997, 7,401,263 shares were issued and outstanding, exclusive of shares held by the Company as treasury stock.

(3) This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission (the "SEC") by: FMR Corp., Edward C. Johnson III, Abigail P. Johnson and

     Fidelity Management and Research Company. The address for each of the filing person is 82 Devonshire Street, Boston, MA 02109.

 (4) The above-described beneficial owners report voting and dispositive power as follows. FMR Corp. reports sole voting power with respect to 16,100 shares; no shared voting power; sole dispositive power with respect to 439,800 shares; no shared dispositive power. Edward C. Johnson III and Abigail P. Johnson each has sole dispositive power with respect to 439,800 shares. Neither has any voting power. Fidelity Management & Research Company reports sole voting power with respect to 423,700 shares.

 (5) Includes 58,730 shares subject to outstanding stock options exercisable on or before February 9, 1998. Also includes 4,500 shares held by Mr. Chiu's children as to which Mr. Chiu disclaims beneficial ownership.

 (6) Includes 147,917 shares subject to outstanding stock options exercisable on or before February 9, 1998.

 (7) Includes 7,500 shares subject to outstanding stock option exercisable on or before February 9, 1998. Also includes 50,000 shares held by Kanematsu Semiconductor Corporation as to which Mr. Shinya disclaims beneficial ownership. Mr. Shinya is the president of Kanematsu Semiconductor Corporation.

 (8) Includes 8,167 shares subject to outstanding stock options exercisable on or before February 9, 1998. Also includes 234,751 shares owned by Technology Associates Management Company Ltd. as to which Mr. Kang disclaims beneficial ownership except to the extent of his pecuniary interest therein. Mr. Kang is the Managing Director of Technology Associates Management Company.

 (9) Represents 2,500 shares subject to outstanding stock options exercisable on or before February 9, 1998.

(10) Represents 2,500 shares subject to outstanding stock options exercisable on or before February 9, 1998.

(11) Includes 5,749 shares subject to outstanding stock options exercisable on or before February 9, 1998.

(12) Represents 7,500 shares subject to outstanding stock options exercisable on or before February 9, 1998.

(13) Represents 1,565 shares subject to outstanding stock options exercisable on or before February 9, 1998.

(14) Includes an aggregate of 242,128 shares subject to outstanding stock options and warrants exercisable on or before February 9, 1998. Includes 50,000 shares described in footnote 5 above owned by an affiliate of Mr. Shinya, a director of the Company, as to which such director may have disclaimed beneficial ownership. Also includes 234,751 shares described in footnote 6 above owned by an affiliate of Mr. Kang, a director of the Company, as to which Mr. Kang may have disclaimed beneficial ownership.

                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

     The following table shows the compensation received by the Company's Chief Executive Officer and the three other most highly compensated executive officers of the Company for fiscal year 1997. For fiscal year 1997, in addition to the Company's Chief Executive Officer, there were only three executive officers whose total annual salary and bonus exceeded $100,000.

                                                                                          Long-Term
                                                                                        Compensation
                              Annual Compensation                                          Awards
----------------------------------------------------------------------------       --------------------          All Other
Name and Principal Position        Year        Salary ($)       Bonus($)(1)           Options/SARs (#)        Compensation ($)
--------------------------------  -------     ------------      ------------         ------------------      ------------------
R. Paul Gupta                        1997         $297,303        $   22,880                     40,000               $3,780 (2)
     President and Chief             1996         $272,025        $  108,376                    132,500               $3,780 (2)
      Executive Officer              1995         $201,379        $  131,788                     87,500               $3,780 (2)

Chun P. Chiu                         1997         $209,999        $   17,600                     20,000               $5,234 (2)
     Chairman of the Board and       1996         $202,736        $   72,570                     49,000               $5,522 (2)
     Chief Technical Officer         1995         $167,692        $  104,802                     34,000               $5,522 (2)

Albert R. Enamait                    1997         $168,569        $   46,189 (3)                 20,000                       -
     Vice President of               1996         $ 49,002                 -                     30,000                       -
     Sales & Marketing               1995                -                 -                          -                       -

Edward J. Bradley, Jr.               1997         $122,192        $   20,000                     10,000                       -
     Vice President of               1996         $111,770        $   20,000                     17,000                       -
      Manufacturing                  1995         $ 95,538        $   16,000                          -                       -

_______________
(1) Includes amounts paid in 1997 for services rendered in 1996. Includes amounts paid in 1996 for services rendered in 1995. Includes amounts paid in 1995 for services rendered in 1994.

(2)  Represents premiums paid on life insurance policy.

(3)  Represents amounts paid for sales incentive.

     The following tables set forth information for the named executive officers with respect to grants of options to purchase Common Stock of the Company made in the fiscal year ended September 28,1997 and the value of all options held by such executive officers on September 28, 1997.

                  STOCK OPTION/SAR GRANTS IN FISCAL YEAR 1997

                                                                                           Potential Realizable
                                                                                             Value at Assumed
                                                                                           Annual Rates of Stock
                                                                                            Price Appreciation
                                               Individual Grants                           for Options Term (1)
                           -----------------------------------------------------------     ---------------------
                             Number of       % of Total
                             Securities     Options/SARs
                             Underlying      Granted to    Exercise or
                            Options/SARs    Employees in    Base Price      Expiration
          Name              Granted (2)      Fiscal Year      ($/Sh)           Date         5% ($)       10% ($)
-----------------------    --------------   -------------  ------------     ----------     -------       -------
Chun P. Chiu                     20,000           3.5%          $8.25        4/18/2007     103,768       262,968

R. Paul Gupta                    40,000           7.0%          $8.25        4/18/2007     207,535       525,935

Edward J. Bradley, Jr.           10,000           1.7%          $8.25        4/18/2007      51,884       131,484

Albert R. Enamait                20,000           3.5%          $8.25        4/18/2007     103,768       262,968

_______________
(1) The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon a number of factors, including the future performance of the Common Stock, overall market conditions and the timing of option exercises, if any.

(2) Stock options were granted pursuant to the 1995 Option Plan and are exercisable in 2.08% increments monthly commencing 30 days from the date of the grant, becoming fully vested on the fourth anniversary of the date of the grant.

AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1997 AND OPTION/SAR VALUES AT END
                              OF FISCAL YEAR 1997

                                                                        Number of
                                                                  Securities Underlying      Value of Unexercised
                                                                       Unexercised           In-the-Money Options
                                                                     Options/SARs at         at September 28, 1997
                              Shares             Value           September 28, 1997 (#)             ($)(2)
                            Acquired on        Realized              (Exercisable/               (Exercisable/
Name                       Exercise (#)         ($)(1)               Unexercisable)            Unexercisable)
------------------------  ---------------      ---------       ---------------------------   ----------------------
Chun P. Chiu                         333            2,682                   51,730/61,936          467,887/518,596

R. Paul Gupta                     49,999          398,942                 125,417/133,749      1,215,063/1,057,972


Edward J. Bradley, Jr.            10,000          117,894                    3,415/21,084           25,713/148,782

Albert R. Enamait                  7,500           80,625                    3,333/39,167           20,832/106,875

_______________
(1) Calculated on the basis of the fair value of the underlying securities at exercise, minus the exercise price.

(2) Calculated on the basis of the fair value of the underlying securities at year-end minus the exercise price.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT OR CHANGE-IN-CONTROL ARRANGEMENTS

     The Company does not have employment contracts with its employees except for the change of control agreements (described below) entered into with certain key employees, including all the executive officers and directors. The agreements provide for the acceleration of vesting for each unvested share of Common Stock or option to purchase Common Stock by two years and for severance payments (discussed below) in the event of involuntary termination within one year following a change of control of the Company. The agreements were approved by the Board of Directors.

     If a key employee is involuntarily terminated within one year for any reason other than cause after a change of control, the Company will provide for a lump sum severance payment consisting of (i) six months (in the case of the Chairman of the Board and vice presidents, twelve months; in the case of the Chief Executive Office, eighteen months) (the "Severance Period") of the monthly salary which the employee was receiving immediately prior to the change of control and (ii) the target bonus which would have been paid over the Severance Period; and (iii) a prorated amount of the employee's target bonus for the fiscal year in which the termination occurs. The Company also will continue to provide all benefits through the end of the Severance Period substantially identical to those to which the employee was entitled immediately prior to the change of control, as well as outplacement services with a total value not to exceed $15,000.

     In the event of a change of control, regardless of whether a director is terminated in connection with the change of control, the vesting schedule for each of unvested share of common stock or option to purchase common stock held by a director will be accelerated by two years.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Stock Compensation Committee and the Performance Graph on page 25 shall not be incorporated by reference into any such filings.

REPORT OF COMPENSATION COMMITTEE AND STOCK COMPENSATION COMMITTEE

     In fiscal year 1997, executive officer compensation had two primary elements: cash compensation (divided into a base salary component and a bonus component) and equity-based compensation. The Compensation Committee of the Board of Directors (the "Committee") is responsible for setting and administering the policies which govern the annual cash compensation of executive officers and other key employees. The Committee is comprised of Messrs. Puette and Tsang, both of whom are independent non-employee directors. The Stock Compensation Committee is responsible for administering the various equity-based incentive compensation and benefit plans (including the Company's stock purchase and stock option plans). The Stock Compensation Committee is comprised of Messrs. Kang and Puette, both of whom are independent non-employee directors. After review and approval by the Committee and the Stock Compensation Committee, all issues relating to executive compensation are submitted to the entire Board for approval, with each director absent and abstaining with respect to those issues related to his or her compensation. The Company maintains compensation programs designed to attract, retain, and motivate management with incentives linked to Company performance that enhances shareholder value.

     In accordance with recently adopted rules designed to enhance disclosure of companies' policies toward executive compensation, the following is a report submitted by the members of the above listed committees in their capacity as the Board's Committee and Stock Compensation Committee, addressing the Company's compensation policy as it related to the Company's executive officers for fiscal 1997.

COMPENSATION POLICY

     The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation, bonuses based on corporate performance, and stock option grants. All executive officers as well as senior-level managerial and technical employees are eligible for and do participate in these compensation plans.

     Base Salary

     The Committee evaluates the performance and sets the salary of the Company's Chief Executive Officer, R. Paul Gupta, on an annual basis. Mr. Gupta evaluates the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the Committee. Survey data is drawn from comparable companies participating in semiconductor executive compensation surveys. Within this framework, executive salaries are determined based on individual performance, level of responsibility, the Company's overall salary structure, and the financial condition of the Company. The Company's compensation policy is designed to maintain executive officer base salaries within a range approximating the median of such salary data for companies with like characteristics.

     Bonuses

     The Company seeks to provide cash-based annual incentives and rewards to executives who make contributions of outstanding value, contingent upon the performance of the Company as a whole.

     The Company's annual bonus program is funded by the attainment of a specific operating income goal, with individual payouts based on performance relative to both additional corporate objectives and specific objectives for each executive's division. The operating income goal and the corporate objectives are recommended by the Chief Executive Officer and approved by the Committee and the full Board.

     Both the target amount and potential range of bonuses available to executive officers are set annually by the Committee. Bonus awards are weighted so that high-end bonuses are available when the Company's performance exceeds corporate target, up to a defined maximum, and proportionally smaller or no awards are made when the Company does not meet corporate target.

     Stock Options

     The Stock Compensation Committee believes that equity ownership provides significant additional motivation to executives to maximize value for the Company's shareholders, and therefore approves both annual and periodic grants of stock options under the Company's 1995 and 1989 Option Plans. The Company's option grants are generally approved on an annual basis largely in recognition of individual performance during the fiscal year. In addition, the Company generally approves option grants in connection with the hiring of new employees. The amounts of grants are determined relative to guidelines derived from an industry survey of executive stock compensation. In determining individual grants, the Stock Compensation Committee also considers individual performance, current stock option holdings, and grants to others within the Company. Additional grants may be given during the fiscal year in recognition of promotions or exemplary performance achievements.

     Stock options are granted at the prevailing market price and will only have value if the Company's stock price increases over the exercise price. The Stock Compensation Committee believes that the performance-based value of stock options serves to align the interests of executive officers and key employees closely with those of other shareholders.

     In addition to providing an opportunity for increased equity ownership, stock options also create an incentive for officers and key employees to remain with the Company for the long term, as such options become exercisable over time for so long as the officer or key employee continues his or her employment relationship with the Company.

     Deductibility of Executive Compensation

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1 million and the Committee believes that options granted under the 1995 and 1989 Option Plans will meet the requirements for qualifying as performance-based, the Committee believes that this section will not affect the tax deductions available to the Company. It will be the Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

CHIEF EXECUTIVE OFFICER COMPENSATION

     For fiscal 1997, the compensation of R. Paul Gupta, the Chief Executive Officer of the Company, consisted of base salary and a bonus. Mr. Gupta did not participate in any decisions related to his compensation.

     After careful review of the Company's performance as measured against the annual operating goal and objectives, the Committee determined that 50% of the operating goal was achieved and that 50% of all corporate objectives were realized in fiscal 1997. The Committee found Mr. Gupta's target bonus award of 45% to be appropriate relative to his total compensation package and what other executive officers in related industries can achieve. Accordingly, an incentive bonus of $79,866 was awarded to Mr. Gupta for fiscal 1997. This amount was 28% of his base salary or 61% of his target award.

                     Compensation Committee              Stock Compensation Committee
                     ----------------------              ----------------------------
                     Robert L. Puette                    Andrew J.S. Kang

                     David Tsang                         Robert L. Puette

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors consists of Messrs. Puette and Tsang, both of whom are independent non-employee directors. Prior to April 18, 1997, however, it consisted of Messrs. Chiu, Kang, Puette, and Malwah. Mr. Chiu was the Chief Executive Officer of the Company until September, 1995 and has served as the Chief Technical Officer of the Company since March 1996. Mr. Malwah served as the Company's Chief Technical Officer from 1989 until September, 1995. Mr. Chiu did not participate in deliberations of the Compensation Committee relating to his compensation during fiscal year 1997.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return, assuming reinvestment of all dividends, for the Company's Common Stock during the period November 17, 1994 (the date on which the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934) through September 28, 1997 to the cumulative return over such period of (i) the NASDAQ Stock Market - U.S., and (ii) the Hambrecht & Quist Semiconductor Index. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                          COMPARISON OF TOTAL RETURN

                         TOTAL RETURN TO SHAREHOLDERS
                     (Assumes $100 Investment on 11/17/94)

                       [PERFORMANCE GRAPH APPEARS HERE]


$TOTAL RETURN ANALYSIS             11/17/94   9/95   9/96   9/97
----------------------             ---------  ----   ----   ----

QUALITY SEMICONDUCTOR, INC.            $100    $189   $ 82  $ 147

NASDAQ STOCK MARKET (U.S.)             $100    $137   $163  $ 224

HAMBRECHT & QUIST SEMICONDUCTOR        $100    $185   $138  $ 276


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since October 1, 1993, the Company has entered into certain transactions with Kanematsu Semiconductor Corporation ("Kanematsu"), a shareholder of the Company, whose affiliate, Mr. Shinya, serves on the Company's Board of Directors. In June 1990, the Company entered into a sales agreement pursuant to which Kanematsu acts as an intermediary in the purchase of products from the Company's wafer fabrication facilities. The Company pays a commission for this service and in return receives extended payment terms, foreign exchange services, and inventory handling services. Under this arrangement, the Company paid approximately $56,000 during fiscal 1997 in commissions. Pursuant to a distribution agreement entered into with Kanematsu in November 1991, the Company sold products to Kanematsu totaling approximately $10.5 million in fiscal 1997. During fiscal 1992 and 1993, the Company issued promissory notes to Kanematsu USA, Inc., an affiliate of Kanematsu, to finance approximately $1,104,000 and $365,000, respectively, of capital equipment, at annual interest rates ranging from twelve to fourteen percent. The Company paid the balance due on these notes during fiscal year 1996. On March 28, 1996, the Company entered into an agreement (the "Agreement") with Kanematsu USA Inc., an affiliate of Kanematsu, to finance approximately $8.0 million of wafer fabrication equipment for installation at Quality Semiconductor Australia Pty. Limited ("QSA"), a subsidiary of the Company. The Agreement expires March 31, 2001 and the borrowings bear interest at a rate of 8.5%. In March 1997, the Agreement was amended to borrow an additional $2.35 million at a rate of 9.25%. As of September 28, 1997, out of the total borrowing of $10.3 million, $8.9 million was outstanding.

     In November 1996, Technology Associates Corporation ("Technology Associates"), whose president, Mr. Kang, serves on the Company's Board of Directors, purchased an unsecured convertible/redeemable note in principal amount of approximately $1 million (the "Note") of QSA. The Note is convertible into and can be redeemed for 146,586 shares of the Common Stock of QSA or 146,586 shares of the Common Stock of the Company. In December 1996, QSA notified Technology Associates that it was redeeming the Note for 146,586 shares of the Common Stock of the Company.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 28, 1997 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that (1) Mr. Goldsberry filed his Form 3 late, (2) Mr. Kang filed one Form 4 late, and
(3) Mr. Shinya filed a Form 5 to report an earlier sale of the Company shares by his affiliate, Kanematsu Semiconductor Corporation.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1999 Annual Meeting of Shareholders must be received by the Company no later than October 30, 1998 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 By Order of the Board of Directors

                                 /s/ Richard A. Bottomley

                                 Richard A. Bottomley
                                 Acting Chief Financial Officer


Dated:  January 23, 1998

                                  APPENDIX I

                          QUALITY SEMICONDUCTOR, INC.

                            1995 STOCK OPTION PLAN

                         (AS AMENDED IN FEBRUARY 1998)

     1.   Purposes of the Plan. The purposes of this Stock Option Plan are to
          --------------------
attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

     Options granted hereunder may be either Incentive Stock Options (as defined under Section 422 of the Code) or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement.

     2.   Definitions. As used herein, the following definitions shall apply:
          -----------

          (a) "Administrator" shall mean the Board or any of its Committees appointed pursuant to Section 4 of the Plan

          (b) "Affiliate" shall mean an entity in which the Company owns an equity interest.

          (c) "Applicable Laws" shall have the meaning set forth in Section 4(a) below.

          (d) "Board" shall mean the Board of Directors of the Company.

          (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (f) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan, if one is appointed.

          (g) "Common Stock" shall mean the Common Stock of the Company.

          (h) "Company" shall mean Quality Semiconductor, Inc., a California corporation.

          (i) "Consultant" shall mean any person who is engaged by the Company or any Parent, Subsidiary or Affiliate to render consulting services and is compensated for such consulting services, and any director of the Company whether compensated for such services or not; provided that if and in the event the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

          (j) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute a termination of employment.

          (k) "Director" shall mean a member of the Board.

          (l) "Employee" shall mean any person, including Named Executives, Officers and Directors employed by the Company or any Parent, Subsidiary or Affiliate of the Company. The payment by the Company of a director's fee to a Director shall not be sufficient to constitute "employment" of such Director by the Company.

          (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (n) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination (if for a given day no sales were reported, the closing bid on that day shall be used), as such price is reported in The Wall Street Journal or such other source as the Administrator deems reliable;

              (ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the bid and asked prices for the Common Stock or;

              (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (o) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written option agreement.

          (p) "Named Executive" shall mean any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four highest compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

          (q) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written option agreement.

          (r) "Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (s) "Option" shall mean a stock option granted pursuant to the Plan.

          (t) "Optioned Stock" shall mean the Common Stock subject to an Option.

          (u) "Optionee" shall mean an Employee or Consultant who receives an Option.

          (v) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (w) "Plan" shall mean this 1995 Stock Option Plan.

          (x) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act as the same may be amended from time to time, or any successor provision.

          (y) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

          (z) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3.   Stock Subject to the Plan. Subject to the provisions of Section 14 of
          -------------------------
the Plan, the maximum aggregate number of shares that may be optioned and sold under the Plan is 1,315,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant under the Plan.

     4.   Administration of the Plan.
          --------------------------

          (a)  Composition of Administrator.

               (i) Multiple Administrative Bodies. If permitted by Rule 16b-3, and by the legal requirements relating to the administration of incentive stock option plans, if any, of applicable securities laws and the Code (collectively, the "Applicable Laws"), the Plan may (but need not) be administered by different administrative bodies with respect to Directors, Officers who are not directors and Employees who are neither Directors nor Officers.

               (ii) Administration with respect to Directors and Officers. With respect to grants of Options to Employees or Consultants who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan and Section 162(m) of the Code as it applies so as to qualify grants of Options to Named Executives as performance-based compensation, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan, to qualify grants of Options to Named Executives as performance-based compensation under Section 162(m) of the Code and otherwise so as to satisfy the Applicable Laws.

               (iii) Administration with respect to Other Persons. With respect to grants of Options to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

               (iv) General. If a Committee has been appointed pursuant to subsection (ii) or (iii) of this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee appointed under subsection (ii), to the extent permitted by Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan, and to the extent required under Section 162(m) of the Code to qualify grants of Options to Named Executives as performance-based compensation.

          (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(m) of the Plan;

               (ii) to select the Employees and Consultants to whom Options may from time to time be granted hereunder;

               (iii) to determine whether and to what extent Options are granted hereunder;

               (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

               (v) to approve forms of agreement for use under the Plan;

               (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

               (vii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period); and

               (viii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

          (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

     5.   Eligibility.
          -----------

          (a) Recipients of Grants. Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees, provided, however, that Employees of an Affiliate shall not be eligible to receive Incentive Stock Options. An Employee or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options.

          (b) Type of Option. Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (c) No Employment Rights. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

     6.   Term of Plan. The Plan shall become effective upon the earlier to
          ------------
occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 20 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 16 of the Plan.

     7.   Term of Option. The term of each Option shall be the term stated in
          --------------
the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     8.   Limitation on Grants to Employees. Subject to adjustment as provided
          ---------------------------------
in this Plan, the maximum number of Shares which may be subject to options granted to any one Employee under this Plan for any fiscal year of the Company shall be 275,000.

     9.   Option Exercise Price and Consideration.
          ---------------------------------------

          (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

               (i) In the case of an Incentive Stock Option (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option (A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant; (B) granted to any other person, the per share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant.

          (b) Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of
(1) cash, (2) check, (3) promissory note, (4) other Shares that (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) delivery of an irrevocable subscription agreement for the Shares that irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment, or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     10.  Exercise of Option.
          ------------------

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 14 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Status as an Employee or Consultant. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant, such Optionee may, but only within thirty (30) days (or such other period of time, not exceeding three (3) months in the case of an Incentive Stock Option or six (6) months in the case of a Nonstatutory Stock Option, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the optionee does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c) Disability of Optionee. Notwithstanding Section 10(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (d) Death of Optionee. In the event of the death of an Optionee:

              (i) during the term of the Option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months (or such other period of time, not exceeding six (6) months, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant six (6) months (or such other period of time as is determined by the Administrator as provided above) after the date of death, subject to the limitation set forth in Section 5(b); or

              (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the

Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

          (e) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     11.  Withholding Taxes. As a condition to the exercise of Options granted
          -----------------
hereunder, the Optionee shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise, receipt or vesting of such Option. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

     12.  Stock Withholding to Satisfy Withholding Tax Obligations. At the
          --------------------------------------------------------
discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by one or some combination of the following methods: (a) by cash payment, or (b) out of Optionee's current compensation, (c) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to or less than Optionee's applicable withholding tax rate times the ordinary income recognized, or (d) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a fair market value equal to the amount required to be withheld. For this purpose, the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

     Any surrender by an Officer or Director of previously owned Shares to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

          (a) the election must be made on or prior to the applicable Tax Date;

          (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

          (c) all elections shall be subject to the consent or disapproval of the Administrator.

          In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

     13.  Non-Transferability of Options. The Option may not be sold, pledged,
          ------------------------------
assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 13.

     14.  Adjustments Upon Changes in Capitalization; Corporate Transactions.
          ------------------------------------------------------------------

          (a) Adjustment. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, the maximum number of shares of Common Stock for which Options may be granted to any employee under Section 8 of the Plan, and the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b) Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to some or all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     15.  Time of Granting Options. The date of grant of an Option shall, for
          ------------------------
all purposes, be the date on which the Administrator makes the determination granting such Option or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     16.  Amendment and Termination of the Plan.
          -------------------------------------

          (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 20 of the
Plan:

               (i) any increase in the number of Shares subject to the Plan, other than an adjustment under Section 14 of the Plan;

               (ii) any change in the designation of the class of persons eligible to be granted Options;

               (iii) any change in the limitation on grants to employees as described in Section 8 of the Plan or other changes which would require shareholder approval to qualify options granted hereunder as performance-based compensation under Section 162(m) of the Code; or

               (iv) any revision or amendment requiring shareholder approval in order to preserve the qualification of the Plan under Rule 16b-3.

          (b) Shareholder Approval. If any amendment requiring shareholder approval under Section 13(a) of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 20 of the Plan.

          (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     17.  Conditions Upon Issuance of Shares. Shares shall not be issued
          ----------------------------------
pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     18.  Reservation of Shares. The Company, during the term of this Plan, will
          ---------------------
at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     19.  Option Agreement. Options shall be evidenced by written option
          ----------------
agreements in such form as the Board shall approve.

     20.  Shareholder Approval.
          --------------------

          (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law and the rules of any stock exchange upon which the Shares are listed.

          (b) In the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

          (c) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 20(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under
Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an officer or director after such registration, do the following:

              (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information that would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

             (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

     21.  Information to Optionees. The Company shall provide to each Optionee,
          ------------------------
during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company.

                                  APPENDIX II

                          QUALITY SEMICONDUCTOR, INC.

                       1993 EMPLOYEE STOCK PURCHASE PLAN

                         (AS AMENDED IN FEBRUARY 1998)

     The following constitute the provisions of the 1993 Employee Stock Purchase Plan of Quality Semiconductor, Inc..

     1.   Purpose. The purpose of the Plan is to provide employees of the
          -------
Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.   Definitions.
          -----------

          (a) "Board" shall mean the Board of Directors of the Company.
               -----

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.
               ----

          (c) "Common Stock" shall mean the Common Stock of the Company.
               ------------

          (d) "Company" shall mean Quality Semiconductor, Inc., a California
               -------
corporation.

          (e) "Compensation" shall mean all regular straight time gross
               ------------
earnings, excluding payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation.

          (f) "Continuous Status as an Employee" shall mean the absence of any
               --------------------------------
interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (g) "Contributions" shall mean all amounts credited to the account of
               -------------
a participant pursuant to the Plan.

          (h) "Designated Subsidiaries" shall mean the Subsidiaries which have
               -----------------------
been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (i) "Employee" shall mean any person, including an officer, who is
               --------
customarily employed for at least twenty (20) hours per week and more than five
(5) months in a calendar year by the Company or one of its Designated Subsidiaries.

          (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as
               ------------
amended.

          (k) "Exercise Date" shall mean the last day of each Offering Period of
               -------------
the Plan.

          (l) "Offering Date" shall mean the first business day of each Offering
               -------------
Period of the Plan, except that in the case of an individual who becomes an eligible Employee after the first business day of an Offering Period but prior to the first business day of the last calendar quarter of such Offering Period, the term "Offering Date" shall mean the first business day of the calendar quarter coinciding with or next succeeding the day on which that individual becomes an eligible Employee.

              Options granted after the first business day of an Offering Period will be subject to the same terms as the options granted on the first business day of such Offering Period except that they will have a different grant date (thus, potentially, a different exercise price) and, because they expire at the same time as the options granted on the first business day of such Offering Period, a shorter term.

          (m) "Offering Period" shall mean a period of six (6) months except for
               ---------------
the first offering period as set forth in Section 4.

          (n) "Plan"  shall mean this Employee Stock Purchase Plan.
               ----

          (o) "Subsidiary"  shall mean a corporation, domestic or foreign, of
               ----------
which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3.   Eligibility.
          -----------

          (a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, provided that such person was not eligible to participate in such Offering Period as of any prior Offering Date, and further, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4.   Offering Periods. The Plan shall be implemented by a series of
          ----------------
Offering Periods, with new Offering Periods commencing on or about January 1 and July 1 of each year (or at such other time or times as may be determined by the Board of Directors). The first Offering Period shall commence on the beginning of the effective date of the Registration Statement on Form S-1 for the initial public offering of the Company's Common Stock and continue until June 30, 1994. The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

     5.   Participation.
          -------------

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering. The subscription agreement shall set forth the percentage of the participant's Compensation (which shall be not less than 1% and not more than 10%) to be paid as Contributions pursuant to the Plan.

          (b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the Exercise Date of the offering to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

     6.   Method of Payment of Contributions.
          ----------------------------------

          (a) The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than ten percent (10%) of such participant's Compensation on each such payday; provided that the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant's aggregate Compensation during said Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

          (b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during the Offering Period, may increase or decrease the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective as of the beginning of the calendar quarter following the date of filing of the new subscription agreement.

          (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $25,000. Payroll deductions shall re-commence at the rate provided in such participant's subscription Agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

     7.   Grant of Option.
          ---------------

          (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date a number of shares of the Company's Common Stock determined by dividing such Employee's Contributions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Exercise Date; provided however, that the maximum number of shares an Employee may purchase during each Offering Period shall be determined at the Offering Date by dividing $12,500 by the fair market value of a share of the Company's Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b).

          (b) The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion based on the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) National Market System or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by NASDAQ or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal. For purposes of the Offering Date under the first Offering Period under the Plan, the fair market value of a share of the Common Stock of the Company shall be the Price to Public as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

     8.   Exercise of Option. Unless a participant withdraws from the Plan as
          ------------------
provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased at the applicable option price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     9.   Delivery. As promptly as practicable after the Exercise Date of each
          --------
Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him or her of shares at the termination of each Offering Period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to said participant.

     10.  Withdrawal; Termination of Employment.
          -------------------------------------

          (a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the Company. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

          (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

          (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

          (d) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

     11.  Interest. No interest shall accrue on the Contributions of a
          --------
participant in the Plan.

     12.  Stock.
          -----

          (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 300,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in
Section 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

          (b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     13.  Administration. The Board, or a committee named by the Board, shall
          --------------
supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of
Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

     14.  Designation of Beneficiary.
          --------------------------

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15.  Transferability. Neither Contributions credited to a participant's
          ---------------
account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

     16.  Use of Funds. All Contributions received or held by the Company under
          ------------
the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

     17.  Reports. Individual accounts will be maintained for each participant
          -------
in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

     18.  Adjustments Upon Changes in Capitalization. Subject to any required
          ------------------------------------------
action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

          In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten
(10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

          The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     19.  Amendment or Termination.
          ------------------------

          (a) The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in Section 18, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

          (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     20.  Notices. All notices or other communications by a participant to the
          -------
Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21.  Conditions Upon Issuance of Shares. Shares shall not be issued with
          ----------------------------------
respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     22.  Term of Plan; Effective Date. The Plan shall become effective upon the
          ----------------------------
earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 19.

     23.  Additional Restrictions of Rule 16b-3. The terms and conditions of
          -------------------------------------
options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                          QUALITY SEMICONDUCTOR, INC.

                      1998 ANNUAL MEETING OF SHAREHOLDERS
P
R
O    The undersigned shareholder of Quality Semiconductor, Inc., a California
X corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Y Shareholders and Proxy Statement, each dated January 23, 1998, and hereby appoints R. Paul Gupta and Richard A. Bottomley, and each of them, with full power to each of substitution, as proxies and attorneys-in-fact, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Quality Semiconductor, Inc. to be held on February 27, 1998 at 12:15 p.m. local time, at 851 Martin Avenue, Santa Clara, California 95959, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) FOR the Election of Directors in the manner described in the Proxy Statement, (2) FOR the proposal to approve an amendment to the 1995 Stock Option Plan, to increase the number of shares of Common Stock reserved for issuance thereunder by 340,000 shares, (3) FOR the proposal to approve an amendment to the 1993 Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 100,000 shares, and (4) FOR the proposal to ratify the selection of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending September 27, 1998.

     CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SEE REVERSE SIDE


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTORS AND PROPOSALS 2, 3 AND 4.

1.  Election of Directors
    Nominees:  Chun P. Chiu, R. Paul Gupta, Andrew J.S. Kang, Robert L. Puette,
               Masaharu Shinya, David D. Tsang
                     FOR                       WITHHELD
                     [_]                         [_]

    [_] _________________________________________________________
                 FOR ALL NOMINEES EXCEPT AS NOTED ABOVE


                                                          FOR   AGAINST  ABSTAIN
2.  To approve amendments to the 1995 Stock Option Plan   [_]     [_]      [_]
    to increase the number of shares of Common Stock reserved for issuance thereunder by 340,000 shares.

3.  To approve amendments to the 1993 Stock Purchase Plan [_]     [_]      [_]
    to increase the number of shares of Common Stock reserved for issuance thereunder by 100,000 shares.

4.  To ratify the appointment of Ernst & Young LLP as     [_]     [_]      [_]
    independent accountants of the Company for the fiscal year ending September 27, 1998.

    and, in their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                              [_]



PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership by authorized person.

SIGNATURE ___________________________  DATE __________________  SIGNATURE  ______________________________  DATE  ___________________
